Exhibit 23.1
Consent of Deloitte & Touche LLP, as independent registered public accounting firm for Peninsula Gaming, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, 333-129421 and 333-153852 on Form S-8, and Registration Statement No. 333-180908 on Form S-3 of Boyd Gaming Corporation of our report dated March 29, 2012, relating to the consolidated financial statements of Peninsula Gaming, LLC and subsidiaries appearing in the Annual Report on Form 10-K of Peninsula Gaming, LLC for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Davenport, Iowa
May 24, 2012